UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

The Registrant received notification on March 1, 2005 from McGladrey & Pullen, LLP, an independent registered public accounting firm, that the firm will resign as the Registrant's auditor upon the completion of the audit of the Registrant's financial statements to be included in the Registrant's Form 10-KSB for the year ended December 31, 2004.

The audit reports of McGladrey & Pullen, LLP, on the financial statements for the two years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor was modified as to audit scope, accounting principles, or uncertainty. Also, in connection with the audits of the two fiscal years ended December 31, 2003 and 2002, and during the subsequent period through March 1, 2005, there were no disagreements with McGladrey & Pullen, LLP, on any matter of accounting principles or practices, financial statement disclosure,or audit scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The registrant has requested McGladrey & Pullen, LLP, to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 4, 2005, is filed as Exhibit 16.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

March 4, 2005	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16..1	McGladrey & Pullen, LLP Letter